Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

RigNet Announces Third Quarter 2020 Earnings Results

HOUSTON – November 5, 2020 – RigNet, Inc. (NASDAQ: RNET, the “Company”), a leading provider of ultra-secure, intelligent networking solutions and specialized applications, announced its results for the quarter ended September 30, 2020.

•	Third quarter 2020 revenue of $48.7 million, net loss of $5.5 million or $0.25 per share
•	Revenue decreased by 8.7% to $48.7 million compared to prior quarter
•	Adjusted EBITDA decreased by 22.3% to $7.5 million compared to prior quarter
•	Managed Communications Services (MCS) Sites served decreased 3.2% to 1,190 compared to the prior quarter
•	System Integration project backlog of $12.4 million

“RigNet’s gross margin grew in the third quarter even as our customers continued to battle the impact of reduced commodity demand due to COVID-19,” said Steven Pickett, Chief Executive Officer and President. “We continue to see robust interest in our solutions across our segments and delivered some needle-moving wins in our core MCS business that will begin to add revenue late this year and reach full contribution in the second quarter of 2021. Our strategy of moving “up the stack” is paying off and our ongoing investment in Apps & IoT has differentiated RigNet from our competitors, enabling us to increase market share both in offshore drilling rigs and Floating Production, Storage, and Offtake vessels. We continue to show operational discipline by maintaining tight controls over both operating and back-office costs, as well as capital spending.”

Quarterly revenue was $48.7 million, a decrease of $4.7 million, or 8.7%, compared to $53.4 million in the prior quarter and a decrease of $12.3 million, or 20.1%, compared to $61.0 million in the third quarter 2019. Compared to the second quarter 2020, Managed Communications Services (MCS) revenue decreased by $2.2 million, or 6.4%, due to a decrease in site count and new site delays compared to prior quarter. Apps & IoT revenue decreased by $0.4 million, or 5.0%, primarily due to lower bandwidth usage in IoT. Systems Integration (SI) revenue decreased by $2.0 million, or 19.5%, primarily due to the timing of projects. Compared to the third quarter of 2019, MCS revenue decreased by $10.1 million compared to third quarter 2019 due to decreased site counts including rig stacking, and lower equipment sales. Apps & IoT revenue decreased by $0.9 million, or 9.7%, primarily due to lower equipment sales and bandwidth usage in IoT. SI revenue decreased by $1.3 million or 13.0%, compared to the third quarter of 2019 primarily due to differences in the timing on certain projects.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

Net loss attributable to common stockholders in the third quarter of 2020 was $5.5 million, or $0.25 per share, compared to net loss attributable to common stockholders of $4.3 million, or $0.21 per share, in the second quarter of 2020 and net loss attributable to common stockholders of $0.5 million, or $0.02 per share, in the third quarter of 2019. The net loss in the third quarter of 2020 included a one-time, non-cash impairment charge on certain intangible assets of $3.8 million. Excluding this charge, net loss in the third quarter of 2020 was $1.7 million or $0.08 per share.

Adjusted EBITDA, a non-GAAP measure defined and reconciled to GAAP net loss (as described below), was $7.5 million, a decrease of 22.3% compared to $9.7 million in the second quarter of 2020 and a decrease of 31.6% compared to $11.0 million in the third quarter of 2019.

Capital expenditures for the three months ending September 30, 2020 totaled $2.0 million compared to $3.1 million for the three months ending June 30, 2020 and $5.9 million for the quarter ending September 30, 2019. Capital expenditures for the nine months ending September 30, 2020 totaled $8.8 million compared to $17.5 million for the nine months ending September 30, 2019. After accounting for accrued capital expenditures, capital expenditures on a cash basis were $2.1 million and $3.3 million in the quarters ended September 30, 2020 and June 30, 2020, respectively. Capital expenditures on cash basis was $10.7 million for the nine months ended September 30, 2020.

Contracting and Operational Update

In October 2020, RigNet announced it has been awarded a multi-year contract with another premier offshore drilling contractors to provide fully managed communications services and global satellite access to its entire global drilling fleet. The new contract expands the already existing services which include RigNet’s machine learning platform, Intelie, and other over the top applications, intelligence, and network security solutions that enable the digital transformation of business operations across the energy value chain, including in some of the harshest offshore environments imaginable.

Also, in October 2020, RigNet secured a multi-year contract to significantly expand existing MCS services with a premier operator of Floating Production, Storage, and Offtake (FPSO) vessels whereby RigNet will provide a fully managed end-to-end architecture of satellite and terrestrial networks.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

MCS Site count in the third quarter 2020 decreased by 3.2% to 1,190 compared to 1,229 in the second quarter 2020 and decreased by 14.1% compared to 1,386 in the third quarter 2019.

Project backlog (using costs to costs accounting, formerly known as percentage of completion accounting) was $12.4 million in the third quarter 2020 and $15.9 million in the second quarter 2020 and was $35.9 million in the third quarter 2019.

Additional Detail

In the third quarter 2020, the Company recorded a non-cash intangible assets impairment charge of $3.8 million as a result of the carrying amounts on certain intangible assets which were in excess of their recoverable value. Additionally, the Company recorded $0.1 million in one-time costs directly related to COVID-19 pandemic, such as costs associated with cleaning, testing, quarantine of employees, and modifications to our Gulf of Mexico microwave network, and $0.1 million in merger and acquisition costs. As of September 30, 2020, the Consolidated Leverage Ratio was 2.97 and Consolidated Fixed Charge Coverage Ratio was 2.13. In the second quarter 2020, the Company recorded $3.9 million increase in the fair value of earn-out/contingent consideration related to Intelie, $0.7 million in one-time costs directly related to COVID-19 pandemic, such as costs associated with cleaning, testing, quarantine of employees, and modifications to our Gulf of Mexico microwave network, $0.3 million in executive departure costs, and $0.1 million in merger and acquisition costs. In the quarter ended September 30, 2019, the Company recorded $0.2 million in restructuring costs associated with consolidating three legacy facilities into our new Lafayette Louisiana office and a credit of $0.4 million in GX dispute Phase II costs.

Earnings Call Information

An Earnings Call for investors will be held at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Friday, November 6, 2020, to discuss RigNet’s third quarter 2020 results. The call may be accessed live over the telephone by dialing +1 (877) 870-4263, or, for international callers, +1 (412) 317-0790. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.rig.net in the Investors – Webcasts and Presentations section.  A replay of the conference call webcast will also be available on our website for approximately thirty days following the call.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

About RigNet

RigNet (NASDAQ: RNET) delivers advanced software and communications infrastructure that allow our customers to realize the business benefits of digital transformation. With world-class, ultra-secure solutions spanning global IP connectivity, bandwidth-optimized OTT applications, IIoT big data enablement, and industry-leading machine learning analytics, RigNet supports the full evolution of digital enablement, empowering businesses to respond faster to high priority issues, mitigate the risk of operational disruption, and maximize their overall financial performance. RigNet is headquartered in Houston, Texas with operations around the world.

For more information on RigNet, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to future, not past, events. Opinions, expectations with respect to conditions in the oil and gas industry, customer perceptions of value, entry into new customer contracts, growth prospects, and the one-time nature charges are examples of forward-looking statements in this press release. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, including the expected benefits of acquiring and integrating other businesses, and often contain words such as “anticipate,” “believe,” “intend,” “will,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties, including those risks set forth in Item 1A – Risk Factors of the Company’s most recent 10-K filing, and Item 1A- Risk Factors of the Company’s 10-Q filing for the quarter ended March 31, 2020, filed with the SEC on Monday, May 11, 2020, and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Measure

This press release contains the non-GAAP measure Adjusted EBITDA, a measure we believe is useful to investors as a supplemental measure to evaluate overall operating performance and is an integral component of financial covenant ratios in our credit agreement. Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles, or GAAP. We refer you to the Company’s Annual Report on Form 10-K for the year

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net ended December 31, 2019, filed with the SEC on Wednesday, March 11th, 2020, for a more detailed discussion of the uses and limitations of Adjusted EBITDA.

We define Adjusted EBITDA as net loss plus interest expense; income tax expense (benefit); depreciation and amortization; impairment of goodwill, intangibles, property, plant and equipment; (gain) loss on sales of property, plant and equipment, net of retirements; change in fair value of earn-outs and contingent consideration; stock-based compensation; mergers and acquisitions costs; executive departure costs; restructuring charges; the GX dispute; the GX dispute Phase II costs, one-time costs directly related to COVID-19 pandemic one-time costs directly related to COVID-19 pandemic, such as costs associated with cleaning, testing, quarantine of employees, and modifications to our Gulf of Mexico microwave network, and non-recurring items

A reconciliation of net loss to Adjusted EBITDA is found in the table below.

Media / Investor Relations Contact
Lee M. Ahlstrom, SVP & CFO	Tel: +1 (281) 674-0699
RigNet, Inc.	investor.relations@rig.net

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(in thousands, except per share amounts)
Unaudited Consolidated Statements of
Comprehensive Loss Data:
Revenue	$48,722	$53,391	$60,993	$160,874	$178,835
Expenses:
Cost of revenue (excluding depreciation and amortization)	29,995	33,687	35,662	101,632	108,637
Depreciation and amortization	6,375	6,913	7,172	20,219	23,763
Impairment of goodwill and intangible assets	3,836	-	-	26,977	-
Change in fair value of earn-out/contingent consideration	-	3,916	-	3,916	1,284
Selling and marketing	2,262	2,207	2,784	7,281	9,529
General and administrative	9,295	9,453	12,377	32,577	43,305
Total expenses	51,763	56,176	57,995	192,602	186,518
Operating income (loss)	(3,041)	(2,785)	2,998	(31,728)	(7,683)
Other expense, net	(1,731)	(1,338)	(2,270)	(4,918)	(4,798)
Income (loss) before income taxes	(4,772)	(4,123)	728	(36,646)	(12,481)
Income tax (expense) benefit	(695)	(129)	(998)	156	(5,868)
Net loss	$(5,467)	$(4,252)	$(270)	$(36,490)	$(18,349)

Net Loss Per Share - Basic and Diluted
Net loss attributable to RigNet, Inc. common stockholders	$(5,537)	$(4,322)	$(494)	$(36,700)	$(18,633)
Net loss per share attributable to RigNet, Inc. common stockholders, basic	$(0.25)	$(0.21)	$(0.02)	$(1.69)	$(0.94)
Net loss per share attributable to RigNet, Inc. common stockholders, diluted	$(0.25)	$(0.21)	$(0.02)	$(1.69)	$(0.94)
Weighted average shares outstanding, basic	22,573	20,510	19,970	21,776	19,777
Weighted average shares outstanding, diluted	22,573	20,510	19,970	21,776	19,777

Unaudited Non-GAAP Data:
Adjusted EBITDA	$7,536	$9,701	$11,010	$25,588	$29,171

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(5,467)	$(4,252)	$(270)	$(36,490)	$(18,349)
Interest expense	1,315	1,325	1,784	4,168	4,291
Depreciation and amortization	6,375	6,913	7,172	20,219	23,763
Impairment of goodwill and intangible assets	3,836	-	-	26,977	-
(Gain) loss on sales of property, plant and equipment, net of retirements	79	(166)	8	195	19
Stock-based compensation	502	832	1,504	5,188	7,132
Restructuring costs	-	-	158	-	731
Change in fair value of earn-out/contingent consideration	-	3,916	-	3,916	1,284
Executive departure costs	-	255	-	553	-
Mergers and Acquisitions costs	67	78	76	213	486
COVID-19 Costs	134	671	-	805	-
GX Dispute Phase II costs	-	-	(420)	-	3,946
Income tax expense (benefit)	695	129	998	(156)	5,868
Adjusted EBITDA (non-GAAP measure)	$7,536	$9,701	$11,010	$25,588	$29,171

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

Segment Information

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(in thousands)
Managed Communications Services
Revenue	$31,939	$34,136	$42,055	$105,971	$125,593
Cost of revenue	19,523	22,985	24,156	68,010	76,160
Depreciation and amortization	4,510	4,843	5,037	14,012	16,360
Impairment of goodwill	-	-	-	21,755	-
Selling, general and administrative	2,454	2,436	3,303	7,697	10,446
Operating income (loss)	$5,452	$3,872	$9,559	$(5,503)	$22,627

Applications and Internet-of-Things
Revenue	$8,367	$8,805	$9,265	$25,915	$25,285
Cost of revenue	3,382	3,221	4,091	11,164	12,975
Depreciation and amortization	1,290	1,154	1,218	3,626	3,675
Impairment of intangible assets	3,836	-	-	3,836	-
Selling, general and administrative	1,332	1,563	1,599	4,515	2,999
Operating income (loss)	$(1,473)	$2,867	$2,357	$2,774	$5,636

Systems Integration
Revenue	$8,416	$10,450	$9,673	$28,988	$27,957
Cost of revenue	7,090	7,481	7,415	22,458	19,502
Depreciation and amortization	157	157	155	478	1,456
Impairment of goodwill	-	-	-	1,386	-
Selling, general and administrative	374	302	464	1,080	2,158
Operating income	$795	$2,510	$1,639	$3,586	$4,841

NOTE: Consolidated balances include the segments above along with corporate activities and intercompany eliminations.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2020	2019
	(in thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$16,887	$12,941
Restricted cash	1,500	42
Accounts receivable, net	58,583	67,059
Costs and estimated earnings in excess of billings on uncompleted contracts (CIEB)	14,421	13,275
Prepaid expenses and other current assets	5,141	6,500
Total current assets	96,532	99,817
Property, plant and equipment, net	51,005	60,118
Restricted cash	-	1,522
Goodwill	19,982	46,792
Intangibles, net	20,392	30,145
Right-of-use lease asset	6,193	6,829
Deferred tax and other assets	5,378	5,757
TOTAL ASSETS	$199,482	$250,980
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,226	$28,517
Accrued expenses	16,828	16,660
Current maturities of long-term debt	8,836	10,793
Income taxes payable	1,223	2,649
GX dispute accrual	-	750
Deferred revenue and other current liabilities	19,121	11,173
Total current liabilities	67,234	70,542
Long-term debt	100,241	96,934
Deferred revenue	767	855
Deferred tax liability	1,989	2,672
Right-of-use lease liability - long-term portion	5,764	6,329
Other liabilities	16,304	26,771
Total liabilities	192,299	204,103

Equity:
Stockholders' equity
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at September 30, 2020 and December 31, 2019	-	-
Common stock - $0.001 par value; 190,000,000 shares authorized; 20,556,408 and 19,979,284 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	21	20
Treasury stock - 448,586 and 203,756 shares at September 30, 2020 and December 31, 2019, respectively, at cost	(3,285)	(2,693)
Additional paid-in capital	189,753	184,571
Accumulated deficit	(152,373)	(115,673)
Accumulated other comprehensive loss	(27,011)	(19,502)
Total stockholders' equity	7,105	46,723
Non-redeemable, non-controlling interest	78	154
Total equity	7,183	46,877
TOTAL LIABILITIES AND EQUITY	$199,482	$250,980

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(in thousands)
Cash flows from operating activities:
Net loss	$(36,490)	$(18,349)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	20,219	23,763
Impairment of goodwill and intangible assets	26,977	-
Stock-based compensation	5,188	7,132
Amortization of deferred financing costs	284	252
Deferred taxes	(595)	4,902
Change in fair value of earn-out/contingent consideration	3,916	1,284
Accretion of discount of contingent consideration payable for acquisitions	468	262
(Gain) loss on sales of property, plant and equipment, net of retirements	195	19
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable, net	7,501	4,995
Costs and estimated earnings in excess of billings on uncompleted contracts (CIEB)	(243)	(4,536)
Prepaid expenses and other assets	1,472	128
Right-of-use lease asset	636	1,214
Accounts payable	(4,366)	5,355
Accrued expenses	(225)	36
GX Dispute payment	(750)	(50,000)
Deferred revenue	(1,257)	1,635
Right-of-use lease liability	(827)	(1,593)
Other liabilities	(3,383)	(2,444)
Net cash provided by (used in) operating activities	18,720	(25,945)

Cash flows from investing activities:
Capital expenditures	(10,698)	(16,776)
Proceeds from sales of property, plant and equipment	27	300
Net cash used in investing activities	(10,671)	(16,476)

Cash flows from financing activities:
Issuance of common stock upon the exercise of stock options and the vesting of restricted stock	1	4
Stock withheld to cover employee taxes on stock-based compensation	(598)	(1,412)
Subsidiary distributions to non-controlling interest	(286)	(275)
Proceeds from borrowings	15,550	48,500
Proceeds from Paycheck Protection Program Loan	6,298	-
Repayments of long-term debt	(23,163)	(11,413)
Payment of financing fees	(485)	(486)
Net cash provided by (used in) financing activities	(2,683)	34,918
Net change in cash and cash equivalents	5,366	(7,503)

Cash and cash equivalents including restricted cash:
Balance, January 1,	14,505	23,296
Changes in foreign currency translation	(1,484)	35
Balance, September 30,	$18,387	$15,828

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

Selected Operational Data

MCS Site Count

(Unaudited)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2020	2020	2020	2019	2019
Selected Operational Data:
Offshore drilling rigs (1)	176	194	196	185	184
Offshore Production	359	343	386	385	384
Maritime	173	165	177	171	184
Other sites (2)	482	527	592	599	634
Total	1,190	1,229	1,351	1,340	1,386
Project Backlog (in thousands)	$12,352	$15,856	$22,380	$26,178	$35,855

(1)	Includes jack up, semi-submersible and drillship rigs
(2)	Includes U.S. and International land sites, completion sites, man-camps, remote offices, and supply bases and offshore-related supply bases, shore offices, tender rigs and platform rigs

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15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net